UNTIED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement Under

THE SECURITIES ACT OF 1933

FORZA INNOVATIONS INC.

(Exact name of registrant as specified in charter)

Wyoming	3442	30-0852686
(State or other jurisdiction	(Primary Standard Classi-	(IRS Employer
of incorporation)	fication Code Number)	I.D. Number)

Forza Innovations Inc.

406 9th Avenue, Suite 210

San Diego, CA 92101

(702) 205-2064

(Address and telephone number of principal executive offices)

406 9th Avenue, Suite 210

San Diego, CA 92101

(Address of principal place of business or intended principal place of business)

Registered Agents Inc.

30 N Gould Street, Suite R

Sheridan, Wyoming 82801

(307) 200-2803

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “ large accelerated filer, ” “ accelerated filer, ” “ smaller reporting company, ” and “ emerging growth company ” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

i

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 19, 2022

PROSPECTUS

FORZA INNOVATIONS INC.

This Prospectus (this “Prospectus”) relates to the offer and sale from time to time by the Selling Stockholders (the “Selling Stockholders”) of up to 12,189,628 shares of common stock, par value $0.001 (“Common Stock”), of Forza Innovations Inc., a Wyoming corporation.

We are registering the resale of (i) 2,500,000 shares of Common Stock issued to Mast Hill Fund, L.P. (“Mast Hill”); (ii) up to 5,000,000 shares of Common Stock issuable under an equity line in the amount of $5,000,000 (the “Equity Line”) established by the Equity Purchase Agreement entered into on January 20, 2022, between us and Mast Hill (iii) 3,500,000 shares of Common Stock that are issuable under a convertible promissory note in the amount of $350,000 (the “Note”) established by a Convertible Promissory Note entered into on January 20, 2022, between us and Mast Hill; (iv) 700,000 shares of Common Stock issuable upon exercise of a common stock purchase warrant (the “First Warrant”) issued to Mast Hill; (v) 350,000 shares of Common Stock issuable upon exercise of a common stock purchase warrant (the “Second Warrant”) issued to Mast Hill and (vi) up to 139,628 shares of Common Stock issued or issuable upon exercise of the Common Stock Purchase Warrants (the “Placement Warrants”) issued to J.H. Darbie & Co., Inc. For a more complete discussion of the terms and conditions of the Equity Purchase Agreement, the Note and the Warrant Agreements, see the discussion under the heading “Recent Financings” in the Section entitled “Prospectus Summary.”

The resale of the 12,189,628 shares by the Selling Stockholders pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. We will, however, receive proceeds from our sale of our shares of Common Stock under the Equity Line and exercise of the First Warrant, the Second Warrant and the Placement Warrants (collectively, the “Warrants”) if they are exercised for cash.

The Equity Purchase Agreement provides that the Selling Stockholders party thereto is committed to purchase up to $5,000,000 (“Maximum Commitment Amount”) of our Common Stock over the course of its term. The term of the Equity Purchase Agreement will end on the earlier of (i) the date on which such Selling Stockholders has purchased Common Stock from us pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) January 20, 2024, (iii) written notice of termination by us, (iv) the date the registration statement of which this Prospectus (the “Registration Statement”) forms a part is no longer effective after the initial effective date of the Registration Statement, or (v) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

iii

We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. The 5,000,000 shares of Common Stock included in this prospectus represent a portion of the Common Stock issuable to the Selling Stockholders under the Equity Purchase Agreement. To date, we have not sold any shares pursuant to the Equity Purchase Agreement.

The Selling Stockholders are an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholders may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the shares of Common Stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares of Common Stock, including legal and accounting fees. See “Plan of Distribution.”

Our principal executive offices are located at 406 9th Avenue, Suite 210, San Diego, California 92101.

Our Common Stock is currently quoted on the OTC Market Group, Inc.’s Pink tier under the symbol “FORZ.” On April 18, 2022, the average of the high and low sales prices of the Company’s common stock on the OTC Pinks was $0.0330.

Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 19, 2022

iv

v

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors.”

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus or the date of the document incorporated by reference in this prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on the information contained in or incorporated by reference in this prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, the “Forza Innovations Inc.” “Company,” “we,” “our,” “ours” or “us” refer to Forza Innovations Inc., a Wyoming corporation, and its subsidiaries.

Overview

We are in the health-tech wearable performance business. We have acquired the ownership and rights to certain late developmental stage products, including the WarmUp product line which is comprised of the J4 Sport, J4 X and J4 Fitbelt. These products are wearable back compression devices, used to relax, warmup, loosen, or relax stiff & sore muscles. The therapeutic application of heat causes a change in temperature of the soft tissues which decreases joint stiffness and relieves inflammation.

We have recently successfully completed our first acquisition of “Sustainable Origins” which is an eco-friendly ESG company, that converts used cooking oil to reusable biodiesel. This acquisition is part of our ongoing strategic plan for future revenue and expansion. While our primary focus will always be revolving around the innovation of wearable technology, these projects will take time to market. We want to align ourselves with like-minded Entrepreneurs that will mesh well with our team and collective interest. Having the ability to acquire companies current operations to generate steady revenue streams, will also help aid in financing the production of “WarmUp” and other products we will develop.

Our executive offices are located at 406 9th Avenue, Suite 210, San Diego, California 92101, and our telephone number is (702) 205-2064.

Securities Offered:

In order to provide a possible source of funding for our operations, we have entered into an Equity Purchase Agreement with Mast Hill Fund, L.P.

Under the Equity Purchase Agreement, Mast Hill has agreed to provide us with up to $5,000,000 of funding during the period ending: (1) on the date which is 24 months after the date we signed the Equity Purchase Agreement; (2) written notice of termination by the Company to the Investor (which shall not occur during any Valuation Period or at any time that the Investor holds any of the Put Shares); (3) this Registration Statement is no longer effective after the initial effective date of the Registration Statement; or (4) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any Person commences a proceeding against us, a Custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of our creditors.

During this period, we may sell shares of our common stock to Mast Hill, and Mast Hill will be obligated to purchase the shares. These shares may be offered for sale from time to time by means of this prospectus by or for the account of Mast Hill.

The minimum amount we can raise at any one time is $15,000, and the maximum amount we can raise at any one time is the lesser of (a) $500,000.00 or (b) 175% of the Average Daily Trading Value of our common stock.

We are under no obligation to sell any shares under the Equity Purchase Agreement.

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The number of shares to be sold by Mast Hill in this offering will vary from time-to-time and will depend upon the number of shares purchased from us pursuant to the terms of the Equity Purchase Agreement. However, 5,000,000 shares of common stock, which represents approximately 1.7% of our outstanding shares as of April 18, 2022, is the maximum number of shares which we may sell to Mast Hill.  See the section of this prospectus captioned “Equity Purchase Agreement” for more information.

Based upon the average of the two lowest volume weighted average prices of the Company’s Common Stock on the Principal Market during the Valuation Period (the period of seven Trading Days immediately following the Clearing Date associated with the applicable Put Notice during which the Purchase Price of the Common Stock is valued) and the terms of the Equity Purchase Agreement, the sale of these 5,000,000 shares would result in net proceeds to us of approximately $155,250.

As of April 18, 2022, we had 298,449,961 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued pursuant to the Equity Purchase Agreement or upon the exercise of options or warrants

We will not receive any proceeds from the sale of the shares by Mast Hill. However, we will receive proceeds from any sale of common stock to Mast Hill under the Equity Purchase Agreement. We expect to use substantially all the net proceeds for our operations.

Risk Factors:

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and need for additional capital. See the "Risk Factors" section of this prospectus for additional Risk Factors.

Trading Symbol:   FORZ

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Forward-Looking Statements

This prospectus contains or incorporates by reference "forward-looking statements," as that term is used in federal securities laws, concerning our financial condition, results of operations and business. These statements include, among others:

•	statements concerning the benefits that we expect will result from our business activities; and
•	statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts

You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus. Further, the information contained in this prospectus, or incorporated herein by reference, is a statement of our present intention and is based on present facts and assumptions, and may change at any time.

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RISK FACTORS

Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of our common stock. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments resulting from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new skilled employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We need additional capital.

We need additional capital to fund our operations.  We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the market price of our common stock. Our failure to obtain the capital which we require may result in the slower implementation of our business plan.

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Potential competitors could duplicate our business model.

There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort.

We are subject to the credit risk of our customers.

We are subject to the credit risk of our potential customers because we will be providing credit to our new customers in the normal course of business. All of our customers are sensitive to economic changes and to the cyclical nature of the building industry. Especially during protracted or severe economic declines and cyclical downturns in the building industry, our potential customers may be unable to perform on their payment obligations, including their debts to us. Any failure by our customers to meet their obligations to us may have a material adverse effect on our business, financial condition, and results of operations. In addition, we may incur increased expenses related to collections in the future if we find it necessary to take legal action to enforce the contractual obligations of a significant number of our customers.

We are dependent on our management team and the loss of any of these individuals would harm our business.

Our future success depends largely upon the management experience, skill, and contacts of our officers and directors. The loss of the services of either of these officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon our business.

The applicability of "penny stock rules" to broker-dealer sales of our common stock may have a negative effect on the liquidity and market price of our common stock.

Trading in our shares is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Exchange Act, which apply to companies that are not listed on an exchange and whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000, or $2,000,000 if they have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules may affect the ability of broker-dealers to sell shares of common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The rules could also have an adverse effect on the market price of our common stock.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for shareholders to dispose of their shares. You may also find it difficult to obtain accurate information about, and/or quotations as to the price of our common stock.

We need to retain key personnel to support our products and ongoing operations.

The development and marketing of our products and services will require the services of specialized and technical personnel. The sourcing, hiring and retention of such key personnel will be highly important to our future plans and success.

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We may issue shares of preferred stock that would have a liquidation preference to our common stock.

Our articles of incorporation currently authorize the issuance of 25,000,000 shares of our preferred stock. The board has the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. We presently have no commitments or contracts to issue any shares of preferred stock. Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of our common stock.

The market price of our common stock may decline due to the Equity Purchase Agreement.

An unknown number of shares of common stock, which may be sold by means of this prospectus, are issuable under an Equity Purchase Agreement to Mast Hill Fund, L.P. As we sell shares of our common stock to Mast Hill under the Equity Purchase Agreement, and Mast Hill sells the common stock to third parties, the price of our common stock may decrease due to the additional shares in the market. The more shares that are issued under the Equity Purchase Agreement, the more our then outstanding shares will be diluted and the more our stock price may decrease. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock. Short selling is a practice of selling shares which are not owned by a seller with the expectation that the market price of the shares will decline in value after the sale. See “Equity Purchase Agreement” for more information concerning the Equity Purchase Agreement.

DESCRIPTION OF BUSINESS

Background

Forza Innovations Inc. (‘we” “our”, “us”, “Forza”, or “the Company”) a Wyoming corporation, was originally formed as a Florida corporation under the name Genesys Industries, Inc. On February 17, 2022, the Company filed Articles of Continuance with the Secretary of State for the state of Wyoming. Accordingly, the Company transferred its state of formation from Florida to Wyoming and became a Wyoming entity and is, now, subject to the provisions of the Wyoming Business Corporation Act

We are in the health-tech wearable performance business. We have acquired the ownership and rights to certain late developmental stage products, including the WarmUp product line which is comprised of the J4 Sport, J4 X and J4 Fitbelt. These products are wearable back compression devices, used to relax, warmup, loosen, or relax stiff & sore muscles. The therapeutic application of heat causes a change in temperature of the soft tissues which decreases joint stiffness and relieves inflammation.

We have recently successfully completed our first acquisition of “Sustainable Origins” which is an eco-friendly ESG company, that converts used cooking oil to reusable biodiesel. This acquisition is part of our ongoing strategic plan for future revenue and expansion. While our primary focus will always be revolving around the innovation of wearable technology, these projects will take time to market. We want to align ourselves with like-minded Entrepreneurs that will mesh well with the team and collective interest. Having the ability to acquire companies current operations to generate steady revenue streams, will also help aid in financing the production of “WarmUp” and other products we will develop.

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Products and Services

We have developed the WarmUp series product line designed as wearable health-tech products.

WarmUp is a cutting edge, innovative, wearable back compression device, used to relax, WarmUp, loosen, or relax stiff & sore muscles. The therapeutic application of heat causes a change in temperature of the soft tissues which decreases joint stiffness and relieves inflammation. When combined with the strategic placement of our medical grade support ribs & ergonomic design, WarmUp’s Thermal Therapy is unmatched. Warmup was originally designed to help aid marquee Pro Athletes perform at their best. However, the “WarmUp Series” will be for everyone. Ideal for a chilly day on the links, Ski/Snowboarding, Hunter/Fishers, Outdoor work force, Medical, Military, & everything in between.

The product line utilizes a low-cost technology that has multi-functional use servicing everyone from marquee pro athletes to a couch potato. WarmUp is a low cost, yet highly efficient, multi-use heating technology. WarmUp uses next gen, carbon micro fibers combined with powerful, safe rechargeable Lithium Batteries.

The cutting-edge, technical, innovative, and wearable back compression devices are used to warmup, loosen, or relax stiff and sore muscles. Our technology is designed to maximize the benefits of strategically applying heat to your target areas of pain, providing fast relief.

Our WarmUp product line currently consists of the following three products:

J4 Sport: Target Retail Price $99

The Original. Sleek ergonomic design, that you can wear while playing, recovering, or performing daily activities at work, home or on the road.

J4 X: Target Retail Price $150

1 of 1 Dual Zone Patent Pending Heating Tech. Undergoing Class 1 Medical Device Evaluation from FDA. Ideal for patients with Chronic Back Pain Conditions such as Arthritis, Osteoporosis, Fibromyalgia, & Ligament strains.

J4 Fitbelt: Target Retail Price $129

Fitbelt is an innovative, high intensity, core toning wearable. Powered by a new EMS nano tech unfamiliar to all current products on the market. FitBelt has dual functionality, so the user can choose to target both the abdominal and lower back muscles or just one of the muscle groups.

Built-in LED interface with pre-programed settings that targets specific muscle types by adjusting the frequencies, which can all be controlled via Bluetooth through your phone.

Whether looking for a tool to boost your fitness and strength or recover from an injury quickly, electric muscle stimulation (EMS) can help you achieve your goal.

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Product Development Services

In addition to our own products, we take ideas from other like-minded individuals and provide strategic solutions to develop innovative products for athletes, artists, influencers and entrepreneurs.

We aim to bridge the gap between the classic short term brand deals for athletes, artists, influencers and entrepreneurs. Our goal is to alleviate the financial pressures and workload pressures for owners that are wearing too many hats and have stalled growth for businesses that are generating significant revenue.

Our services include:

•	Product Idea- We take ideas and bring them to life.
•	Financing- We provide money management solutions for ideas.
•	Design & Development - With a team of world class engineers and graphic artists we design & develop your vision into a MVP (minimum viable product).
•	Logistics & Marketing - Packed, Picked, Shipped and Play.
•	Product Sales- Scaling your business into lead generating machines.

Sales & Marketing

We are actively working with current and former professional athletes who are currently using our products. It is no secret that athlete endorsement is both tried and tested marketing strategy to appeal to the masses. Our athlete ambassadors and investors will actively leverage their social media profiles to promote our products online. With tens of millions combined followers between them, the opportunities for exponential growth are pronounced.

Customers

We are currently pre-launch for our Warm Up Series product line; however, we have built several connections and business relationships in this industry over the last 8 years. Through these channels we are confident they will lead to major sales. Not only in the sporting world, but in the health industry as well. Including but not limited to head equipment managers, as well.

Competition

We face competition in the health-tech wearable performance business markets. The largest being “Hyperice” which currently has greater financial resources. Although they are in the “Wearable Health Tech Industry” their focus is primarily on Cooling/recovery devices, whereas we specialize in constructing the most innovative, functional, heated wearable technology. We will compete on the basis of price, technological expertise, & nearly a decade of constant R&D on the manufacturing of wearable technology.

Some of our closest competitors and their comparable products are as follows:

•	Venom by Hyperice
•	Powerdot 2.0
•	Comped Waist Trainer
•	SlenderTone Waist Trainer

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We face direct competition from companies with far greater financial, technological, manufacturing and personnel resources. Competition is primarily based on product quality, service, timely delivery, and price.

Research and Development; Intellectual Property

We are developing proprietary technologies that will give it an edge in competing with its competitors. We intend to file patents to protect our IP. We intend to file utility, design, full spectrum patents on the created IP. We will also register product as Medical Device so patients with chronic pain can get the product free through insurance.

Suppliers

Prior to the pandemic our team spent time in the Orient, designing and developing WarmUp beta samples, some having patentable IP. Our V1 base “Sport” version is manufacture/retail ready. This product has already been tested by the LA Clippers. Prior to the pandemic, their head equipment manager said the players love the product and it works much better than the other available products. Upon receiving funding, we will place our first order from licensed overseas suppliers the president has used before and built a solid relationship with for years. While production gets underway, the goal is to begin engineering work on redesigning a sleek new button/control switch for our products.

Employees

We currently have two full-time employees, our President Johnny Forzani and Garrett Morosky our Vice President & Director of Joint Ventures. We engage others on a part-time basis such as product-designers and engineers. We also have two full time employees at our wholly owned subsidiary Sustainable Origins Inc.

Foreign and Domestic Operations and Export Sales

We currently have no operations or any significant sales in any foreign country.

Government Regulation

Our operations are subject to certain foreign, federal, state and local regulatory requirements relating to, among others, environmental, waste management, labor and health and safety matters. Management believes that our business is operated in material compliance with all such regulations.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholders in this Offering. The proceeds from the sales will belong to the Selling Stockholders. However, we will receive proceeds from the sale of the Put Shares to the Selling Stockholder pursuant to the Equity Purchase Agreement and from the exercise of the Warrants held by the Selling Stockholders if they are exercised for cash and not on a “Cashless” basis.

We intend to use the proceeds that we may receive for general corporate purposes and working capital requirements. There can be no assurance that we will sell any of the Put Shares or that the Warrants Warrant will be exercised.

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We cannot provide any assurance that we will be able to draw down any or all of the remaining Maximum Commitment Amount, such that the proceeds received would be a source of financing for us.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is quoted on the OTC Markets Group, Inc.’s Pink Current tier under the symbol “FORZ.” The following is a summary of the high and low sales prices of our common stock for the periods indicated, as reported by the OTC Markets Group, Inc. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Fiscal Year Ending June 2021	HIGH	LOW
Quarter Ending September 30, 2020	$0.035	$0.003
Quarter Ending December 31, 2020	$0.05	$0.003
Quarter Ending March 31, 2021	$0.70	$0.014
Quarter Ending June 30, 2021	$4.82	$0.11

Fiscal Year Ending June 2020	HIGH	LOW
Quarter Ending September 30, 2019	—	—
Quarter Ending December 31, 2019	$0.102	$0.047
Quarter Ending March 31, 2020	$0.077	$0.005
Quarter Ending June 30, 2020	$0.045	$0.007

On March 29, 2022, the closing price of our common stock was $0.03405.

Stockholders

As of March 29, 2022, we had 20 shareholders of record and 298,449,961 outstanding shares of common stock. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividends

We have not declared or paid any cash dividends on our capital stock in our history as a public company. We currently intend to retain all future earnings to finance our business and do not anticipate paying cash or other dividends on our common stock in the foreseeable future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements set forth below under this caption constitute forward-looking statements. See “Forward-Looking Statements” in the Prospectus Summary.

You should read the following discussion and analysis of financial condition and results of operations in conjunction with the consolidated financial statements and related notes appearing elsewhere in this Prospectus.

Overview

Forza Innovations Inc. (‘we” “our”, “us”, “Forza”, or “the Company”) a Wyoming corporation, was originally formed as a Florida corporation under the name Genesys Industries, Inc. On February 17, 2022, the Company filed Articles of Continuance with the Secretary of State for the state of Wyoming. Accordingly, the Company transferred its state of formation from Florida to Wyoming and became a Wyoming entity and is, now, subject to the provisions of the Wyoming Business Corporation Act

We are in the health-tech wearable performance business. We have acquired the ownership and rights to certain late developmental stage products, including the WarmUp product line which is comprised of the J4 Sport, J4 X and J4 Fitbelt. These products are wearable back compression devices, used to relax, warmup, loosen, or relax stiff & sore muscles. The therapeutic application of heat causes a change in temperature of the soft tissues which decreases joint stiffness and relieves inflammation.

We have recently successfully completed our first acquisition of “Sustainable Origins” which is an eco-friendly ESG company, that converts used cooking oil to reusable biodiesel. This acquisition is part of our ongoing strategic plan for future revenue and expansion. While our primary focus will always be revolving around the innovation of wearable technology, these projects will take time to market. We want to align ourselves with like-minded Entrepreneurs that will mesh well with the team and collective interest. Having the ability to acquire companies current operations to generate steady revenue streams, will also help aid in financing the production of “WarmUp” and other products we will develop.

Results of Operation for the Year Ended June 30, 2021 Compared to the Year Ended June 30, 2020

Revenues and Cost of Revenue

Due to the termination of our CNC manufacturing and fabrication business, we did not have any revenue or cost of revenue from continuing operations for the years ended June 30, 2021 and 2020.

Operating Expenses from Continuing Operations

Operating expenses from continuing operations for the years ended June 30, 2021 and 2020, consisted of general and administrative expenses of $60,165 and $33,255, respectively, General and administrative expenses consisted primarily of accounting and audit fees. During the year ended June 30, 2021, we incurred $21,200 of audit fees, $8,100 for accounting and $1,500 for legal. We also had $10,931 of depreciation and amortization expense and $14,437 of miscellaneous general and administrative expense. In the prior year operating expenses from continuing operations consisted of mostly of accounting and audit expense.

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Other Income from Continuing Operations

During the year ended June 30, 2021, we incurred $26,033 of interest expense, $12,500 of debt discount amortization, recognized a $365,019 loss on the disposition of assets and liabilities and a loss of $2,704,865 on the acquisition of assets from a related party. During the year ended June 30, 2020, we incurred $5,484 of interest expense, $137,500 of debt discount amortization, recognized a $40,000 loss on the issuance of common stock and a loss of $75,000 on the issuance of convertible debt.

Net Loss from Continuing Operations

Our net loss from continuing operations for the years ended June 30, 2021 was $3,168,582 compared to $291,239 for the year. The large increase in our net loss in mainly due to the loss on asset acquisition and the loss on the disposition of the assets and liabilities.

Liquidity and Capital Resources

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $3,494,730 at June 30, 2021, and had a net loss from continuing operations of $3,168,582 for year ended June 30, 2021.

For the year ended June 30, 2021, we netted $66,297 of cash from operating activities, compared to $21,613 for the year ended June 30, 2020.

Net cash used in investing activities for the year ended June 30, 2021 and 2020 was $110,117 and $256,227, respectively, for the purchase of property and equipment.

Net cash received from financing activities for the year ended June 30, 2021 was $57,497 compared to $239,288 provided by financing activities in the prior period.

On January 2, 2020, the Company executed a 10% convertible promissory note in which it agreed to borrow up to $300,000. The note is convertible at a price per share equal to the lower of (a) the Fixed Conversion Price (which is fixed at a price equal to $0.30); or (b) 80% of the lowest trading price of the Company’s common stock during the 5 consecutive trading days prior to the date on which lender elects to convert all or part of the Note. The initial deposit of $125,000 was made on January 15, 2020 and included a $25,000 OID. As of June 30, 2021, there is $150,000 and $40,250 of principal and interest due on this loan, respectively.

On November 5, 2017, to fund its working capital requirements the Company obtained a Special Line of Credit (“LOC”) also recognized as a Blanket Secured Promissory Note for the total draw down amount of up to $500,000, from Twiga Capital Partners, LLC (“TCP”), an entity controlled by the Company’s former sole officer and largest stockholder, Shefali Vibhakar. This Note is secured by all of the assets of the Company in accordance with the Security Agreement by and between the Company and the Holder dated as of November 5, 2017. The LOC bears interest at 5% per annum and is due on demand. On January 21, 2021, TCP assigned all of its rights, title and interest in the debt to Front Row Seating Inc. As of June 30, 2021 the Company owes $122,729 of principal and $17,339 of accrued interest on the LOC.

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Results of Operation for the Three Months Ended December 31, 2021 Compared to the Three Months December 31, 2020

Revenues and Cost of Revenue

Due to the termination of our CNC manufacturing and fabrication business, we did not have any revenue or cost of revenue from continuing operations for the three months ended December 31, 2021 and 2020.

Operating Expenses from Continuing Operations

Operating expenses from continuing operations for the three months ended December 31, 2021 and 2020, consisted of general and administrative expenses (“G&A”) of $68,248 and $7,900, respectively. G&A expenses consisted primarily of marketing and consulting fees. During the three months ended December 31, 2021, we incurred approximately $73,900 of marketing fees and $15,700 for consulting expense. We also had $8,090 of depreciation and amortization. Our total G&A expense for the three months ended December 31, 2021 was decreased by a credit memo for audit fees of $41,665. We had no operating expenses from continuing operations in the prior period.

Officer Compensation

Officer Compensation for the six months ended December 31, 2021 and 2020, was $110,280 and $0, respectively. During the current period we made payments of $30,280 to our officers. We also accrued $80,000 for services provided by our CEO.

Other Income from Continuing Operations

During the three months ended December 31, 2021, we recognized total other expense of $208,693 compared to $12,473 for the prior period. During the three months ended December 31, 2021, we incurred a $298,710 loss on the issuance of convertible debt and $32,095 of debt discount amortization expense. This was offset by a gain of $131,052 from the change in the fair value of our derivatives related to the new convertible notes. We also incurred $8,940 of interest expense. For the three months ended December 31, 2020, we incurred $12,473 of interest expense.

Net Loss from Continuing Operations

Our net loss from continuing operations for the three months ended December 31, 2021 was $387,221 compared to $20,373 for the prior period.

Results of Operation for the Six Months Ended December 31, 2021 Compared to the Six Months Ended December 31, 2020

Revenues and Cost of Revenue

Due to the termination of our CNC manufacturing and fabrication business, we did not have any revenue or cost of revenue from continuing operations for the six months ended December 31, 2021 and 2020.

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Operating Expenses from Continuing Operations

Operating expenses from continuing operations for the six months ended December 31, 2021 and 2020, consisted of G&A expenses of $166,608 and $7,900, respectively. G&A expenses consisted primarily of accounting, audit and marketing fees. During the six months ended December 31, 2021, we incurred $21,247 of audit fees, $6,422 for accounting and $63,900 for marketing expense. We also had $16,117 of depreciation and amortization and $15,700 of consulting expense. Our total G&A expense for the six months ended December 31, 2021 was decreased by a credit memo for audit fees of $41,665. We had no operating expenses from continuing operations in the prior period.

Officer Compensation

Officer Compensation for the six months ended December 31, 2021 and 2020, was $110,280 and $0, respectively. During the current period we made payments of $30,280 to our officers. We also accrued $80,000 for services provided by our CEO.

In the current period we incurred an $854,550 non-cash expense for the issuance of stock options to our officers and directors.

Other Income from Continuing Operations

During the six months ended December 31, 2021, we recognized total other expense of $217,045 compared to $26,503 for the prior period. During the six months ended December 31, 2021, we incurred a $298,710 loss on the issuance of convertible debt and $32,095 of debt discount amortization expense. This was offset by a gain of $131,052 from the change in the fair value of our derivatives related to the new convertible notes. We also incurred $17,292 of interest expense. For the six months ended December 31, 2020, we incurred $14,003 of interest expense and $12,500 of debt discount amortization.

Net Loss from Continuing Operations

Our net loss from continuing operations for the six months ended December 31, 2021 was $1,348,483 compared to $34,403 for the prior period.

Liquidity and Capital Resources

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $4,843,213 at December 31, 2021, and had a net loss from continuing operations of $1,348,483 for the six months ended December 31, 2021.

For the six months ended December 31, 2021, we used $175,240 of cash in operating activities, compared to receiving $75,146 for the six months ended December 31, 2020.

We neither received or used any cash in investing activities from continuing operations for the six months ended December 31, 2021 or 2020.

Net cash received from financing activities for the six months ended December 31, 2021 was $184,525 compared to $0 provided by financing activities in the prior period. In the current period we received $161,500 from the issuance of convertible debt and $24,043 from the exercise of stock options. We also received $27,088 from our CEO, with $28,106 repaid.

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On January 2, 2020, the Company executed a 10% convertible promissory note in which it agreed to borrow up to $300,000. The note is convertible at a price per share equal to the lower of (a) the Fixed Conversion Price (which is fixed at a price equal to $0.30); or (b) 80% of the lowest trading price of the Company’s common stock during the 5 consecutive trading days prior to the date on which lender elects to convert all or part of the Note. The initial deposit of $125,000 was made on January 15, 2020 and included a $25,000 OID. As required by ASC 470-20-30-6 the Company recognized and measured the embedded beneficial conversion feature at the commitment date of $200,000 which was credited to paid in capital, a $150,000 debt discount and a $75,000 loss on the issuance of convertible debt. As of December 31, 2021, all of the debt discount has been amortized to interest expense. On August 17, 2021, $30,000 of the note was converted into 144,231 shares of common stock per the terms of the agreement. As of December 31, 2021, there is $120,000 and $52,499 of principal and interest due on this loan, respectively.

On November 5, 2017, to fund its working capital requirements the Company obtained a Special Line of Credit (“LOC”) also recognized as a Blanket Secured Promissory Note for the total draw down amount of up to $500,000, from Twiga Capital Partners, LLC (“TCP”), an entity controlled by the Company’s former sole officer and largest stockholder, Shefali Vibhakar. This Note is secured by all of the assets of the Company in accordance with the Security Agreement by and between the Company and the Holder dated as of November 5, 2017. The LOC bears interest at 5% per annum and is due on demand. On January 21, 2021, TCP assigned all of its rights, title and interest in the debt to Front Row Seating Inc. On September 28, 2021, $100,000 of the note was converted into 10,000,000 shares of common stock. As of December 31, 2021, the shares have not been issued and are disclosed as common stock to be issued. As of December 31, 2021, the Company owed $22,729 of principal and $19,232 of accrued interest.

During the six months ended December 31, 2021, the Company issued three new convertible promissory notes. They are as follows:

Note Holder	Date	Maturity Date	Interest Rate	Balance December 31, 2021
Power Up Lending Group Ltd (1)	10/1/2021	10/1/2022	10%	$55,000
Fast Capital LLC (2)	10/26/2021	10/26/2022	10%	$65,000
Sixth Street Lending LLC (3)	11/17/2021	11/17/2022	10%	$55,000
			Total	$175,000

Conversion Terms

(1)	61% of the average of the three lowest trading price for 15 days prior to conversion date.
(2)	61% of the lowest trading price for 15 days, including conversion date.
(3)	61% of the lowest trading price for 15 days prior to conversion date.

Total accrued interest on the three convertible notes as of December 31, 2021 is $3,210.

Off-Balance Sheet Arrangements

None.

Significant Accounting Policies

See Note 2 to the June 30, 2021 financial statements included as part of this prospectus for a description of our significant accounting policies.

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Recent Accounting Pronouncements

From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our consolidated financial statements upon adoption.

To understand the impact of recently issued guidance, whether adopted or to be adopted, please review the information provided in Note 2 to the financial statements included as part of this prospectus.

DIRECTORS AND EXECUTIVE OFFICERS

MANAGEMENT

Our executive officers and directors are listed below. Directors are generally elected at our annual shareholders’ meeting and hold office until the next annual shareholders’ meeting, or until their successors are elected and qualified. Our executive officers are elected by our directors and serve at the board’s discretion.

Name	Age	Positions
Johnny Forzani	34	President, CEO, Treasurer, CFO, Secretary and Director
Garrett Morosky	28	Vice President & Director of Joint Ventures
Tom Forzani	70	Director
Geoff Stanbury	70	Director

The following is a brief summary of the background of each officer and director including their principal occupation during the five preceding years. Neither of these persons is a financial expert as that term is defined by the SEC. All directors will serve until their successors are elected and qualified or until they are removed.

Johnny Forzani, is a former Professional Football Player and is an Entrepreneur and Inventor. Mr. Forzani played Division 1 NCAA Football at Washington State University, where he set an NCAA record for the longest touchdown reception. During his professional football career, playing with his hometown Calgary Stampeders, Mr. Forzani started creating his first invention. In 2017, Mr. Forzani’s founded, G-Tech Apparel USA Inc. and G-Tech Apparel Canada Inc. and was issued a Utility & Design Patent from the USPTO, for G-Tech’s Battery Powered Thermal Handwarmer.

Mr. Forzani has been the founder of G-Tech Apparel USA Inc. and G-Tech Apparel Canada Inc since 2014. From, 2014 to 2020, Mr. Forzani acted as CEO and CTO of both companies. He has been our President, CEO, Treasurer, CFO, Secretary and a Director since January 21, 2022.

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Garrett Morosky, has been the President of G, LLC, a private company, from 2019 until present. From 2017 to 2019, Mr. Morosky was the VP of WarmUp wearables, a private company. From 2015 to 2017, Mr. Morosky was the Strategic Marketing & Advertising Consultant for Keller Williams Reality, Snackerz Inc., Pace & Pace Joint, IDG, WATT Companies, Curio, LA Local SEO, KrampKrusher. From 2014 to 2016 he was a SAG Actor and TV personality.

Tom Forzani, is a one of three brothers to play for the Calgary Stampeders of the CFL. Described as one of the best wide receivers to ever play at Utah State, Mr. Forzani earned honorable mention All-America honors from The Associated Press as a senior in 1972 as he led the nation with receptions, while adding 1,169 receiving yards to set then-single-season school records in both categories.

Following his Utah State career, Mr. Forzani played professionally for the Calgary Stampeders from 1972-83 and was a five-time CFL All-Star. He finished his CFL career ranking second all-time in Stampeders history in receptions (553), receiving yards (8,825) and receiving touchdowns (62). Mr. Forzani was named to Utah State's All-Century Football Team in 1993.

Mr. Forzani began his business career towards the end of his football career, earning his realtors license in 1979. Mr. Forzani started Kelvion Properties in 1990, which specialized in most aspects of the Real Estate business including Land Purchase, Land Zoning, House Building, Land Sub Division, Mortgage Loaning and Renovations.

In 1974, Mr. Forzani was one of the Original Founders and Owners of Forzani Locker Room which became the Canadian publicly traded company The Forzani Group in 1993. The Forzani Group went from one store in 1974, to a retail empire encompassing more than 500 retail locations and over 13,000 employees. In 2011, The Forzani Group sold to Canadian conglomerate Canadian Tire Corporation for $800,000,000 (Canadian Dollars). Tom Forzani has been a Director since January 21, 2022.

Geoff Stanbury, was born and raised in South West England and immigrated to North America at 19. In 1981 shortly after settling in Alberta, Mr. Stanbury founded his company Good Earth Environs which specializes in Land, Snow, and Erosion management. Good Earth has maintained contracts with some of Alberta’s largest Residential companies including Brookfeild RP, for over 20 years.

Today, Mr. Stanbury is a seasoned Investor with a portfolio ranging in both the private and public sector. Mr. Stanbury is passionate about entrepreneurship and innovation. He looks forward to providing veteran leadership to the board, assisting in the best way possible, on the path to success. Mr. Stanbury has been a Director since January 21, 2022.

Employment Agreements

We currently do not have any employment agreements with any of our directors or executive officers.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee or a committee performing similar functions. Our board as a whole participates in the review of financial statements and disclosure. We also do not have an audit committee financial expert.

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Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the compensation committee or as a director of another entity one of whose executive officers served on our compensation committee or as one of our directors.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth for fiscal 2021, 2020 and 2019, the compensation awarded to, paid to, or earned by our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Johnny Forzani	2021	0	0	0	0	0	0	0
CEO, CFO, Director	2020	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0
Garrett Morosky	2022	0	0	0	0	0	0	0
VP & Director of	2020	0	0	0	0	0	0	0
Joint Ventures	2019	0	0	0	0	0	0	0
Tom Forzani	2022	0	0	0	0	0	0	0
Director	2020	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0
Geoff Stanbury	2022	0	0	0	0	0	0	0
Director	2020	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0

Stock Incentive Plans

We have one Stock Incentive Plan.  The terms and conditions of any stock issued and the terms and conditions of any options granted, including the price of the shares of common stock issuable on the exercise of options, are governed by the provisions of the Plans and any agreements with the Plan participants.

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On July 21, 2021, we adopted our 2021 Equity Award Plan. On August 3, 2021 we granted options to the persons shown below pursuant to this plan.

Name	Shares issuable Upon Exercise of Option	Option Exercise Price	Expiration Date
Johnny Forzani	1,000,000	$0.05	8/3/2023
Tom Forzani	250,000	$0.05	8/3/2023
Geoff Stanbury	250,000	$0.05	8/3/2023

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors

During the fiscal year ended June 30, 2021 we did not compensate our directors for acting as such.

Transactions with Related Parties

On January 21, 2021, we entered into an acquisition agreement with Johnny Forzani to acquire all of the ownership and the rights to certain late developmental stage products, including the J4 Sport, J4 X and J4 Fitbelt in exchange for the issuance of 10,000,000 common shares. The shares were valued at $0.28, the closing stock price on the date of the agreement, for a total value of $2,800,000. The assets were valued at cost of $95,135, resulting in a loss on asset acquisition of $2,704,865. As a result of this acquisition, we moved out of the precision CNC manufacturing and fabrication business and moving into the health-tech wearable performance business.

During the year ended June 30, 2021, Mr. Forzani advanced the Company $54,833, for general operating expenses, the advance is non-interest bearing and due on demand.

PRINCIPAL SHAREHOLDERS

The following table shows the ownership of our common stock and Series A preferred shares as of the date of this prospectus, by (i) each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock or preferred shares; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, to our knowledge each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise specified, the address of each of the persons set forth below is in care of Forza at 406 9th Avenue, Suite 210, San Diego, California 92101.

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	Number of Shares		Percentage
Name	Owned		of Class(4)
Johnny Forzani	270,969,007	(1)	90.49%
Tom Forzani	250,000	(2)	(5)
Geoff Stanbury	250,000	(3)	(5)
All executive officers and directors as a group (five persons)	271,469,007		90.66%

1 Includes 600,000 shares underlying currently exercisable stock options held by Johnny Forzani.

2 Comprised solely of shares underlying currently exercisable stock options held by Tom Forzani.

3 Comprised solely of shares underlying currently exercisable stock options held by Geoff Stanbury.

4 Calculated based on all outstanding shares plus all currently exercisable stock options as of March 29, 2022.

4 Less than 1 percent.

EQUITY PURCHASE AGREEMENT

On January 20, 2022, we entered into an Equity Purchase Agreement with Mast Hill in order to establish a possible source of funding for our operations.

Under the Equity Purchase Agreement Mast Hill has agreed to provide us with up to $5,000,000 of funding during the period ending: (1) on the date which is 24 months after the date we signed the Equity Purchase Agreement; (2) written notice of termination by the Company to the Investor (which shall not occur during any Valuation Period or at any time that the Investor holds any of the Put Shares); (3) this Registration Statement is no longer effective after the initial effective date of the Registration Statement; or (4) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any Person commences a proceeding against us, a Custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of our creditors.

We may, in our sole discretion, deliver a Put Notice to Mast Hill. The Put Notice will specify the number of shares of common stock which we intend to sell to Mast Hill on a closing date.

The minimum amount we can raise at any one time is $15,000, and the maximum amount we can raise at any one time is the lesser of (a) $500,000.00 or (b) 175% of the Average Daily Trading Value of our common stock.

The number of shares to be sold by Mast Hill in this offering will vary from time-to-time and will depend upon the number of shares purchased from us pursuant to the terms of the Equity Purchase Agreement.  However, 5,000,000 shares of common stock is the maximum number of shares which we may sell to Mast Hill pursuant to this Prospectus.

For purposes of the foregoing:

Purchase Price means 90% of the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement.

Market Price means the average of the two lowest volume weighted average prices of the Company’s Common Stock on the Principal Market during the Valuation Period, in each case as reported by Quotestream or other reputable source designated by the Investor.

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Valuation Period means the period of seven Trading Days immediately following the Clearing Date associated with the applicable Put Notice during which the Purchase Price of the Common Stock is valued. The Valuation Period shall begin on the first Trading Day following the Clearing Date.

Trading Day means a day on which the Principal Market shall be open for business.

Clearing Date is the date on which the Investor receives the Put Shares in its brokerage account.

Principal Market means any of the national exchanges (i.e. NYSE, NYSE AMEX, and Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, and OTC Pink), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

The number of shares to be sold by Mast Hill in this offering will vary from time-to-time and will depend upon the number of shares purchased from us pursuant to the terms of the Equity Purchase Agreement.

We are under no obligation to sell any shares under the equity line of credit and we may terminate the Equity Purchase Agreement at any time by written notice to Mast Hill, except during any Valuation Period or at any time that the Investor holds any of the Put Shares. In addition, this Agreement shall automatically terminate at the end of the Commitment Period.

We will not receive any proceeds from the sale of the shares by Mast Hill. Mast Hill may resell the shares it acquires by means of this prospectus from time to time in the public market. We are paying the costs of registering the shares offered by Mast Hill. Mast Hill will pay all other costs of the sale of the shares which it may purchase from us. During the past three years neither Mast Hill nor its controlling persons had any relationship with us, or our officers or directors.

The shares of common stock owned, or which may be acquired by Mast Hill, may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

•	a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	face-to-face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by Mast Hill may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from Mast Hill in amounts to be negotiated.

Mast Hill is an “underwriter” and any broker/dealers who act in connection with the sale of the shares by means of this prospectus may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We haves agreed to indemnify Mast Hill against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

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We have advised Mast Hill that it and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised Mast Hill that, in the event of a “distribution” of its shares, Mast Hill, any “affiliated purchasers”, and any broker/dealer or other person who participates in such distribution, may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A “distribution” is defined in Regulation M as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have also advised Mast Hill that Regulation M prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

We granted registration rights to Mast Hill to enable it to sell the common stock it may acquire under the Equity Purchase Agreement. Notwithstanding these registration rights, we have no obligation:

•	to assist or cooperate with Mast Hill in the offering or disposition of their shares; or
•	to obtain a commitment from an underwriter relative to the sale of any the shares.

Mast Hill is entitled to customary indemnification from us for any losses or liabilities it suffers based upon material misstatements or omissions from the registration statement or this prospectus, except as they relate to information Mast Hill supplied to us for inclusion in the registration statement and prospectus.

We will prepare and file amendments and supplements to this prospectus as may be necessary in order to keep this prospectus effective as long as Mast Hill holds shares of our common stock or until these shares can be sold under an appropriate exemption from registration. We have agreed to bear the expenses of registering the shares, but not the expenses associated with selling the shares, such as broker discounts and commissions.

As the date of this prospectus Mast Hill owns 2,500,000 shares of our common stock. During the course of this offering Mast Hill may acquire up to an additional 5,000,000 shares of our common stock. It is not known how many shares of our common stock Mast Hill will own after this offering.  Patrick Hassani is the controlling person of Mast Hill.

Mast Hill’s obligations under the equity line are not transferable.

23

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 700,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have pre-emptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock. The Preferred Stock constitutes a convertible stock in which one Preferred Share is convertible into five Common Shares. The Preferred Stockholders are entitled to vote on any matters on which the common stock holders are entitled to vote

Warrants and Options

Information concerning our outstanding warrants and options is shown below:

	Shares Issuable
	Upon Exercise
	of Warrant	Exercise
Holder	or Option	Price	Expiration Date
Officers and Directors	(1)	(1)	(1)

(1) See “Management – Outstanding Equity Awards” for information concerning options held by our officers and directors.

Transfer Agent

ClearTrust, LLC

16540 Pointe Village Dr., Ste 205

Lutz, Florida 33558

Telephone: (813) 235-4490

LEGAL PROCEEDINGS

We are not involved in any legal proceedings and we do not know of any legal proceedings which are threatened or contemplated.

24

INDEMNIFICATION

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SELLING STOCKHOLDERS

This Prospectus relates to the possible resale from time to time by the Selling Stockholders named in the table below of any or all of the Common Stock that has been or may be issued by us to the Selling Stockholders under the Equity Purchase Agreement and the Security Purchase Agreements. We are registering the Common Stock pursuant to the provisions of the Registration Rights Agreement entered into with Mast Hill in order to permit Mast Hill to offer its shares for resale from time to time.

The table below presents information regarding the Selling Stockholders and the Common Stock they may offer from time to time under this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholders and reflects holdings as of March 29, 2022. As used in this Prospectus, the term “Selling Stockholders” includes each Selling Stockholder, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from such Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Common Stock to be Offered Pursuant to this Prospectus” represents all of the Common Stock that each Selling Stockholder may offer under this Prospectus. Each Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long any Selling Stockholder will hold its shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes Common Stock with respect to which the Selling Stockholder has voting and investment power. With respect to the Equity Line with the Selling Stockholder, because the purchase price of the Common Stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this Prospectus.

Name of Selling Stockholders	Number of Shares Owned Prior to Offering		Maximum Number of Shares to be Offered for Resale Pursuant to this Prospectus		Number of Shares Beneficially Owned After Offering(3)	Percent of the Class to be Owned After Offering(3)
Mast Hill Fund LP	2,500,000		12,050,000	(1)	0	0
J.H. Darbie & Co., Inc.	139,628	(2)	139,628	(2)	0	0

(1)	In addition to the 2,500,000 shares it already owns, this number represents (a) 5,000,000 common shares offered for resale by Mast Hill, which shares are issuable by the Company pursuant to the EPA; (b) 3,500,000 common shares issuable upon conversion of a convertible promissory note previously issued to Mast Hill; (c) common shares issuable upon exercise pursuant to the common stock purchase warrant for the purchase of 700,000 shares of our common stock issued to Mast Hill; and, (d) common shares issuable upon exercise pursuant to the common stock purchase warrant for the purchase of 700,000 shares of our common stock issued to Mast Hill.

(2)	Represents common shares issuable upon exercise pursuant to the common stock purchase warrant for the purchase of 139,628 shares of our common stock issued to J.H. Darbie & Co., Inc.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

25

PLAN OF DISTRIBUTION

The Selling Stockholders, including any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Pink or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	exchange distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlements of short sales;
•	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
•	combinations of any such methods of sale; or
•	any other methods permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities will be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

26

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock including Put Shares acquired upon exercise of our rights pursuant to the Equity Credit Line and upon exercise of rights under the Convertible Notes and Warrants issued to Selling Stockholders and such other convertible notes, options and warrants as may be outstanding from time to time could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

27

Sale of Restricted Shares

The 12,189,628 shares of common stock being offered by this Prospectus, other than any of such shares which are acquired by our “affiliates,” as defined in Rule 144, will be freely tradable without restriction or registration under the Securities Act. As of March 29, 2022, there were 298,449,961 shares of common stock outstanding without giving effect to 50,000,000 shares issuable upon conversion of outstanding shares of our Series A Preferred. Other than the 270,969,007 shares owned by our affiliates or any shares of during the past 6 months, the other shares will be either freely tradeable or eligible for sale pursuant to Rule 144.

Rule 144

In general, under Rule 144, as currently in effect, a person who is not and has not been our affiliate at any time during the preceding three months, and who has beneficially owned his shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who is our affiliate or who was our affiliate at any time during the preceding three months (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which a notice of such sale was filed under Rule 144. Sales under Rule 144 by our affiliates are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

LEGAL MATTERS

The legality of the securities offered by this prospectus will be passed upon for us by Jackson L. Morris, 126 21st Avenue Southeast, St. Petersburg, Florida 33705.

EXPERTS

Our balance sheets as of June 30, 2021 and June 30, 2020 and the related statement of operations, changes in stockholders’ equity and cash flows for the years ended June 30, 2021 and June 30, 2020 included in this prospectus have been audited by BF Borgers CPA PC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

28

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the Securities Exchange Act of 1934 and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information (which includes our financial statements) filed by us can be read and copied at the Commission's Public Reference Room.

The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Public Reference Room is located at 100 F. Street, N.E., Washington, D.C. 20549.

Our Registration Statement and all reports and other information we file with the Securities and Exchange Commission are available at www.sec.gov, the website of the Securities and Exchange Commission.

29

FORZA INNOVATIONS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

30

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Forza Innovations, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Forza Innovations, Inc. (the "Company") as of June 30, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2022

Lakewood, CO

October 8, 2022

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Genesys Industries, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Genesys Industries, Inc. as of June 30, 2020 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the period ended June 30, 2020. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2016.

Seattle, Washington

April 26, 2022

F-2

FORZA INNOVATIONS INC. (formerly Genesys Industries, Inc) BALANCE SHEETS

	June 30, 2021	June 30, 2020
ASSETS
Current assets:
Cash	$13,677	$—
Assets of discontinued operations	—	261,254
Total current assets	13,677	261,254

Machinery and equipment, net	108,954	—
Website, net	15,250	—
Assets of discontinued operations	—	586,984
Total Assets	$137,881	$848,238

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$35,400	$—
Accrued interest	57,649	15,000
Convertible note payable, net of discount of $0 and $12,500, respectively	150,000	137,500
Loan Payable	122,729	—
Due to related party	54,833	—
Liabilities of discontinued operations	—	274,348
Total current liabilities	420,611	426,848
Long term liabilities:
Liabilities of discontinued operations	—	360,980
Total liabilities	420,611	787,828

Commitments and contingencies	—	—

Stockholders' equity (deficit):
Class B Preferred stock, $0.001 par value, 25,000,000 shares authorized, 10,000,000 and 10,000,000 issued and outstanding, respectively	10,000	10,000
Common stock, $0.001 par value, 100,000,000 shares authorized; 28,100,000 and 18,100,000 shares issued and outstanding, respectively	28,100	18,100
Additional paid-in capital	3,173,900	383,900
Accumulated deficit	(3,494,730)	(351,590)
Total stockholders' (deficit) equity	(282,730)	60,410
Total Liabilities and Stockholders' Equity	$137,881	$848,238

The accompanying notes are an integral part of these financial statements.

F-3

FORZA INNOVATIONS INC. (formerly Genesys Industries, Inc) STATEMENTS OF OPERATIONS

	For the Years Ended June 30,
	2022	2020
Operating Expenses:
General & administrative expenses	$60,165	$33,255
Total operating expenses	60,165	33,255

Loss from operations	(60,165)	(33,255)

Other expense:
Interest expense	(26,033)	(5,484)
Debt discount amortization	(12,500)	(137,500)
Loss on issuance of common stock	—	(40,000)
Loss on issuance of convertible debt	—	(75,000)
Loss on asset acquisition – related party	(2,704,865)	—
Loss on disposition of assets and liabilities	(365,019)	—
Total other expense	(3,108,417)	(257,984)

Loss before income taxes	(3,168,582)	(291,239)

Provision for income taxes	—	—

Net loss from continuing operations	(3,168,582)	(291,239)
Net income (loss) from discontinued operations	25,442	(29,769)
Net Loss	$(3,143,140)	$(321,008)

Net loss per common share, basic & diluted from continuing operations	$(0.14)	$(0.02)
Net income (loss) per common share, basic & diluted from discontinued operations	$0.00	$(0.00)
Net Loss Per Common Share, basic & diluted	$(0.14)	$(0.02)

Weighted Common Shares Outstanding, basic & diluted	23,031,507	18,033,808

The accompanying notes are an integral part of these financial statements.

F-4

FORZA INNOVATIONS INC. (formerly Genesys Industries, Inc) STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

	Common Shares	Common Stock	Preferred Shares	Preferred	Paid in Capital	Accumulated Deficit	Total
Balance, June 30, 2019	17,870,000	$17,870	10,000,000	$10,000	$101,130	$(30,582)	$98,418
Common stock issued for services	230,000	230	—	—	82,770	—	83,000
Beneficial conversion feature	—	—	—	—	200,000	—	200,000
Net loss	—	—	—	—	—	(321,008)	(321,008)
Balance, June 30, 2020	18,100,000	18,100	10,000,000	10,000	383,900	(351,590)	60,410
Stock issued for asset acquisitions	10,000,000	10,000	—	—	2,790,000	—	2,800,000
Net loss	—	—	—	—	—	(3,143,140)	(3,143,140)
Balance, June 30, 2021	28,100,000	$28,100	10,000,000	$10,000	$3,173,900	$(3,494,730)	$(282,730)

The accompanying notes are an integral part of these financial statements.

F-5

FORZA INNOVATIONS INC. (formerly Genesys Industries, Inc) STATEMENTS OF CASH FLOWS

	For the years Ended June 30,
	2022	2020
Cash flows from operating activities:
Net Income	$(3,168,582)	$(291,239)
Less: net (income) loss from discontinued operations	25,422	(29,769)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,931	—
Debt discount amortization	12,500	137,500
Loss on issuance of common stock	—	40,000
Loss on issuance of convertible debt	—	75,000
Debt discount amortization	12,500	—
Loss on asset acquisition – related party	2,704,865	—
Loss on disposition of assets and liabilities	365,019	—
Changes in operating assets and liabilities:
Accounts payable	35,400	—
Accrued interest	44,915	5,484
Operating cash flow from discontinued operations	23,327	84,637
Net cash provided by operating activities	66,297	21,613

Cash flows from investing activities:
Purchase of property and equipment	(22,000)	—
Purchase of website	(18,000)	—
Investing cash flow from discontinued operations	(70,117)	(256,227)
Net cash used in investing activities	(110,117)	(256,227)

Cash flows from financing activities:
Advances from related party	54,833	20,660
Proceeds from convertible dent		125,000
Financing cash flow from discontinued operations	2,664	93,628
Net cash provided by financing activities	57,497	239,288

Net increase in cash	13,677	4,674

Cash, beginning of period	—	170,205
Less: cash of discontinued operations, end of period	—	(174,879)
Cash of continuing operations at end of period	$13,677	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-6

FORZA INNOVATIONS INC.

(formerly Genesys Industries, Inc)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 1 - NATURE OF OPERATIONS

Forza Innovations Inc. (the “Company”), was incorporated on December 9, 2014 under the laws of the State of Florida. The Company was a diversified multi-industry manufacturer of complex metal components and products. We serve all general industrial markets such as Aerospace, Automotive, Commercial, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Robotics, Space Travel, Transportation and many more. We are a vertically integrated precision CNC manufacturing and fabrication company with core emphasis on product design, engineering and precision manufacturing of complex components and products.

On February 5, 2018, the Company formed Genesys Industries, LLC as a wholly owned subsidiary in the state of Missouri.

On January 21, 2022, Shefali Vibhakar, President of the Company closed a Share Purchase Agreement (the “Agreement”) that she entered into with Johnny Forzani to sell all of her 17,000,000 common shares and 10,000,000 preferred shares to Johnny Forzani for cash consideration of $177,000.

Further, as part of the Agreement, Ms. Vibhakar agrees to spin out all of the Company’s assets (except for certain machinery valued at $40,000 – which is subject to a separate purchase agreement) as well as all of the Company’s liabilities (except the Company’s note with Mast Hill Capital, LLC). The value date of the assets and liabilities will be January 21, 2022.

On January 21, 2022, a change in control of the Company occurred pursuant to the Agreement. Mr. Forzani now has voting control over 93.9% of the Company’s issued and outstanding common stock.

On January 21, 2022, the Company received the resignation of Shefali Vibhakar as the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Director and appointed Johnny Forzani as its President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary.

Effective January 21, 2022, the Company’s new address is 30 Forzani Way NW, Calgary, Alberta, Canada T3Z 1L5.

On February 17, 2022, the Company filed Articles of Continuance with the Secretary of State for the state of Wyoming. Accordingly, the Company transferred its state of formation from Florida to Wyoming and became a Wyoming entity.

On February 18, 2022, the Company filed a Certificate of Dissolution with the Secretary of State for the State of Florida, effectively dissolving the Company's existence in Florida.

As of June 30, 2021, Forza Innovations has moved out of the precision CNC manufacturing and fabrication business and has moved into the health-tech wearable performance business.  The Company has acquired the ownership and rights to certain late developmental stage products, including the J4 Sport, J4 X and J4 Fitbelt.  These products are wearable back compression devices, used to relax, warmup, loosen, or relax stiff & sore muscles. The therapeutic application of heat causes a change in temperature of the soft tissues which decreases joint stiffness and relieves inflammation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

F-7

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the year ended June 30, 2021 or 2020.

Property, Plant and Equipment

Property and equipment are carried at the lower of cost or net realizable value. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Stock-based Compensation

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 allows companies to account for nonemployee awards in the same manner as employee awards. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods. We adopted this ASU on January 1, 2019. The adoption of ASU 2018-07 did not have a material impact on our consolidated financial statements.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2021.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of June 30, 2021 or 2022.

F-8

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended June 30, 2021 and 2020, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As of June 30, 2021, the Company has an accumulated deficit of $3,494,730 ($3,069,884 of which is from the FY 2022 loss on the asset acquisition and disposition of assets).

While the Company is successfully executing its growth strategy, its cash position may not still be sufficient to support the Company’s daily operations without additional financing. While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

F-9

NOTE 4 – PROPERTY, PLANT & EQUIPMENT

Long lived assets, including property and equipment and certain intangible assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and Equipment and intangible assets are first recorded at cost. Depreciation and/or amortization is computed using the straight-line method over the estimated useful lives of the various classes of assets between three and five years. Leasehold improvements are being depreciated over ten years, and the building over twenty years.

Maintenance and repair expenses, as incurred, are charged to expense. Betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts with any gain or loss on the disposition included as income.

Property, Plant and equipment stated at cost, less accumulated depreciation consisted of the following:

	June 30, 2021	June 30, 2020
Leasehold Improvements	$—	$100,965
Machinery and Equipment	117,135	353,888
Real Property & Plant	—	256,443
Less: accumulated depreciation	8,118	(124,312)
Fixed assets, net	$109,017	$586,984

Depreciation expense

Depreciation expense for the years ended June 30, 2021 and 2020 was $8,118 and $71,64, respectively.

Our capitalized software cost, less accumulated amortization consisted of the following:

June 30, 2021
Software	$18,000
Less: accumulated depreciation	2,750
Software, net	$15,250

Amortization expense

Amortization expense for the years ended June 30, 2021 and 2020 was $2,750 and $0, respectively.

NOTE 5 – CONVERTIBLE DEBT

On January 2, 2020, the Company executed a 10% convertible promissory note in which it agreed to borrow up to $300,000. The note is convertible at a price per share equal to the lower of (a) the Fixed Conversion Price (which is fixed at a price equal to $0.30); or (b) 80% of the lowest trading price of the Company’s common stock during the 5 consecutive trading days prior to the date on which lender elects to convert all or part of the Note. The initial deposit of $125,000 was made on January 15, 2020 and included a $25,000 OID. As required by ASC 470-20-30-6 the Company recognized and measured the embedded beneficial conversion feature at the commitment date of $200,000 which was credited to paid in capital, a $150,000 debt discount and a $75,000 loss on the issuance of convertible debt. As of June 30, 2021, all of the debt discount has been amortized to interest expense. As of June 30, 2021, there is $150,000 and $40,250 of principal and interest due on this loan, respectively.

F-10

NOTE 6 - NOTE PAYABLE

On February 5, 2017, to fund its working capital requirements the Company obtained a Special Line of Credit (“LOC”) also recognized as a Blanket Secured Promissory Note for the total draw down amount of up to $500,000, from Twiga Capital Partners, LLC (“TCP”), an entity controlled by the Company’s former sole officer and largest stockholder, Shefali Vibhakar. This Note is secured by all of the assets of the Company in accordance with the Security Agreement by and between the Company and the Holder dated as of February 5, 2017. The LOC bears interest at 5% per annum and is due on demand. On January 21, 2022, TCP assigned all of its rights, title and interest in the debt to Front Row Seating Inc. As of June 30, 2021 and 2020, the Company owed $122,729 and $122,729 of principal and $17,339 and $11,279 of accrued interest on the LOC, respectively.

NOTE 7 - STOCKHOLDERS’ EQUITY

On February 19, 2022, the Company filed a Definitive 14C in order to ratify the written consent received from one shareholder, holding 96.1% of our voting power to: (1) to amend the Company’s Articles of Incorporation, as amended (the “Articles”) to change our corporate name from Genesys Industries, Inc. to Forza Innovations Inc. (the “Name Change”); (2) to amend the Articles to increase the number of authorized shares of Class A Common Stock we may issue from 100,000,000 to 700,000,000 (the “Share Increase”); and, (3) to increase the number of the Company's total issued and outstanding shares of Class A Common Stock by conducting a forward stock split at the rate of 10 shares every 1 share currently issued and outstanding (the “Forward Split”).  FINRA has reviewed the Company’s submission of the Name Change, the Share Increase and the Forward Split and is waiting to process as soon as the Company becomes current with its SEC filings.

Preferred stock

Preferred stock includes 25,000,000 shares of authorized at a par value of $0.001. Preferred stock includes 25,000,000 shares of Class B authorized at a par value of $0.001. The Preferred Stock constitutes a convertible stock in which (1) one Preferred Share is convertible into (5) five Common Shares. The Preferred Stockholders are entitled to vote on any matters on which the common stock holders are entitled to vote.

NOTE 8 - RELATED PARTY TRANSACTIONS

On January 21, 2022, the Company entered into an acquisition agreement with Mr. Forzani to acquire all of the ownership and the rights to certain late developmental stage products, including the J4 Sport, J4 X and J4 Fitbelt in exchange for the issuance of 10,000,000 common shares. The shares were valued at $0.28, the closing stock price on the date of the agreement, for a total value of $2,800,000. The assets were valued at cost of $95,135, resulting in a loss on asset acquisition of $2,704,865. As a result of this acquisition, the Company is moving out of the precision CNC manufacturing and fabrication business and moving into the health-tech wearable performance business.

During the year ended June 30, 2021, Mr. Forzani advanced the Company $54,833, for general operating expenses, the advance is non-interest bearing and due on demand.

NOTE 9 – DISCONTINUED OPERATIONS

On January 21, 2022, Shefali Vibhakar, President of the Company closed a Share Purchase Agreement (the “Agreement”) that she entered into with Johnny Forzani to sell all of her 17,000,000 common shares and 10,000,000 preferred shares to Johnny Forzani for cash consideration of $177,000.

Further, as part of the Agreement, Ms. Vibhakar agrees to spin out all of the Company’s assets (except for certain machinery valued at $40,000 – which is subject to a separate purchase agreement) as well as all of the Company’s liabilities (except the Company’s note with Mast Hill Capital, LLC and Twiga Capital). The value date of the assets and liabilities will be January 21, 2022.

F-11

In accordance with the provisions of ASC 205-20, Presentation of Financial Statements, we have separately reported the assets and liabilities of the discontinued operations in the consolidated balance sheets. The assets and liabilities have been reflected as discontinued operations in the balance sheets as of June 30, 2021 and 2020, and consist of the following:

	June 30, 2021	June 30, 2020
Current Assets of Discontinued Operations:
Cash	$—	$174,879
Accounts receivable	—	86,375
Total Current Assets of Discontinued Operations:	—	261,254
Machinery and equipment, net	—	360,431
Real property & plant, net	—	226,553
Total Non-Current Assets of Discontinued Operations:	$—	$586,984

Current Liabilities of Discontinued Operations:
Accounts payable and accrued liabilities	$—	$48,868
Accrued interest, related party	—	11,279
Accrued compensation	—	6,548
Lines of credit	—	37,547
Loans payable	—	47,377
Due to related party	—	122,729
Total Current Liabilities of Discontinued Operations	—	274,348

Non-Current Liabilities of Discontinued Operations:
Line of credit	—	70,246
Loans payable	—	290,734
Total Non-Current Liabilities of Discontinued Operations	$—	$360,980

In accordance with the provisions of ASC 205-20, Presentation of Financial Statements, we have separately reported the assets and liabilities of the discontinued operations in the consolidated balance sheets. The income and expenses have been reflected as discontinued operations in the consolidated Statements of Operations for the years ended June 30, 2021 and 2020, and consist of the following:

	For the Years Ended June 30,
	2022	2020
Revenue	$381,472	$605,433
Cost of revenue	269,638	398,385
Gross Margin	111,834	207,048
Operating Expenses:
Professional fees	—	3,800
Payroll expense	32,676	82,113
General & administrative expenses	37,882	112,550
Total operating expenses	70,558	198,463

Income from operations	41,276	8,585

Total other expense	(15,854)	(38,354)
Net income (loss) from discontinued operations	$25,442	$(29,769)

F-12

NOTE 10 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used for the fiscal year ended June 30, 2021 and 2020.

Net deferred tax assets consist of the following components as of June 30:

	2022	2020
Deferred Tax Assets:
NOL Carryover	$732,000	$73,800
Deferred tax liabilities:
Less valuation allowance	(732,000)	$(73,800)
Net deferred tax assets	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended June 30, due to the following:

	2022	2020
Federal income tax benefit attributable to:
Current operations	$(658,000)	$(67,400)
Less: Valuation allowance	658,000	67,400)
Net provision for Federal income taxes	$—	$—

F-13

At June 30, 2021, the Company had net operating loss carry forwards of approximately $732,000 that may be offset against future taxable income from the year 2022 to 2040. No tax benefit has been reported in the June 30, 2021 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 11 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it has no material subsequent events to disclose in these financial statements.

F-14

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Forza Innovations Inc.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

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PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$278.10
Legal Fes and Expenses	4,000.00
Accounting Fees and Expenses	5,000.00
Miscellaneous Expenses	1,721.90
TOTAL	$10,000.00

All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

The Wyoming Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Item 15. Recent Sales of Unregistered Securities.

None.

Common Stock Issued For Services

None.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement:

Exhibit	Description
3.1	Original Florida Articles of Incorporation, dated December 8, 2014(1)
3.2	Wyoming Articles of Continuance, dated February 17, 2022*
3.3	Wyoming Articles of Amendment, dated March 20, 2022*
3.4	Bylaws(1)
4.1	2022 Equity Award Plan(2)
5	Opinion re: Legality and Consent of Counsel*
10.1	Securities Purchase Agreement with Mast Hill Fund, L.P(3)
10.2	12% Promissory Note of Mast Hill Fund, L.P(3)
10.3	Warrant Agreement for 700,000 shares with Mast Hill Fund L.P.(3)
10.4	Warrant Agreement for 350,000 shares with Mast Hill Fund L.P.(3)
10.5	Equity Purchase Agreement with Mast Hill Fund, L.P(3)
10.6	Registration Rights Agreement with Mast Hill Fund, L.P(3)
23.1	Consent of PCAOB registered Audit Firm*
32.1	Consent of Counsel, included in Exhibit 5

*Filed herewith.

(1)	Filed as an exhibit to our Form S-1 on August 31, 2016
(2)	Filed as an exhibit to our Form S-8 on August 2, 2021
(3)	Filed as an exhibit to our Form 8-K on January 28, 2022

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Item 7. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.	Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

48

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of April, 2022.

Forza Innovations, Inc.

Date: April 19, 2022	By:	/s/ Johnny Forzani
Johnny Forzani
President, Chief Financial Officer, Treasurer, Chief Financial Officer, Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Johnny Forzani	President, Chief Financial Officer, Treasurer, Chief Financial Officer, Secretary, Director	April 19, 2022
Johnny Forzani

/s/ Tom Forzani	Director	April 19, 2022
Tom Forzani

/s/ Geoff Stanbury	Director	April 19, 2022
Geoff Stanbury

49